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                                                                 EXHIBIT   10(r)


                             WRITTEN DESCRIPTION OF
                     EIP BONUS PLAN FOR FISCAL 1995 AND 1996


EIP Microwave, Inc. (the "Company") has adopted the EIP Bonus Plan for the 1995 and 1996 fiscal years of the Company. The EIP Bonus Plan is designed to provide employees of the Company with annual financial incentives to achieve specified orders, sales, pre-tax profit and product development goals through the successful accomplishment of Company and/or individual performance objectives. John Ardizzone and Ivan Andres participate in the EIP Bonus Plan and are eligible for maximum annual bonus awards of $25,000 and $36,000, respectively.